UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023 (July 11, 2023)

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 East Grauwyler Road Irving, Texas	75061
(Address of principal executive offices)	(Zip Code)

(844) 935-2832
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	XELA	The Nasdaq Stock Market LLC
6.00% Series B Cumulative Convertible Perpetual Preferred Stock, par value $0.0001 per share	XELAP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

New Notes Indenture and New Notes

General

On July 11, 2023 (the “Issue Date”), Exela Intermediate LLC (the “Company”), a wholly-owned subsidiary of Exela Technologies, Inc., (“Parent”), and Exela Finance Inc., a wholly-owned subsidiary of Parent (the “Co-Issuer” and, together with the Company, the “Issuers”), the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “New Notes Trustee”), entered into an indenture (the “New Notes Indenture”) governing the Issuers’ 11.500% First-Priority Senior Secured Notes due 2026 (the “New Notes”). As previously announced, on the Issue Date, approximately $1,082 million aggregate principal amount of the New Notes were issued (or $768 million aggregate principal amount excluding amounts held by affiliates of the Company), which includes (i) New Notes issued as consideration for the exchange of the Issuers’ old 11.500% First-Priority Senior Secured Notes due 2026 (the “Old Notes”) pursuant to the previously announced exchange offer (the “Exchange Offer”), (ii) New Notes issued as consideration for the private exchange of certain of the Company’s term loans maturing in July 2023 (the “2023 Term Loans”), (iii) New Notes issued to certain affiliates of the Issuers in exchange for the Issuers’ 10.000% First-Priority Senior Notes due 2023 (the “2023 Notes”) and 2023 Term Loans and (iv) New Notes issued to certain affiliates of the Issuers in satisfaction of amounts owed to such affiliates as a result of prior cash payments made by such affiliates to or on behalf of the Issuers. Following this issuance and related transactions, approximately $24 million of Old Notes and no 2023 Term Loans or 2023 Notes remain outstanding.

The New Notes were issued pursuant to private placement exemptions under the Securities Act of 1933, as amended (the “Securities Act”). The New Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

The Issuers’ obligations under the New Notes and the New Notes Indenture are irrevocably and unconditionally guaranteed, jointly and severally, by the same guarantors that guarantee the Old Notes other than certain guarantors that have ceased to have operations or assets (the “Subsidiary Guarantors”) and by certain of the Issuers’ affiliates (the “Affiliated Guarantors” and together with the Subsidiary Guarantors, the “Guarantors”). The New Notes and the related guarantees are first-priority senior secured obligations of the Issuers and the Guarantors.

Maturity and Interest Payments

The New Notes will mature on April 15, 2026. Interest on the New Notes will accrue at 11.500% per annum and will be paid semi-annually, in arrears, on January 15 and July 15 of each year, beginning July 15, 2023. Interest will be payable in cash or in kind by issuing additional New Notes (or increasing the principal amount of the outstanding New Notes) (“PIK Interest”); provided that (i) with respect to the New Notes held by Affiliates (as defined in the New Notes Indenture) of the Issuers, for interest payment dates through and including the January 15, 2025 interest payment date, such interest shall be paid only in kind as PIK Interest and (ii) with respect to all other New Notes, (A) for the July 15, 2023 interest payment date, such interest shall be paid in kind as PIK Interest, (B) for each interest payment date from and including the January 15, 2024 interest payment date through and including the July 15, 2024 interest payment date, such interest shall be paid in cash in an amount equal to (i) 50% of such interest plus (ii) an amount not to exceed an amount that, pro forma for such payment, would leave the Issuer with Unrestricted Cash (as defined in the New Notes Indenture) of at least $15 million, with the remaining interest paid in kind as PIK Interest, and (C) for interest payment dates falling on or after January 15, 2025, such interest shall be paid in cash.

Redemption

The Issuers may redeem the New Notes at their option, in whole at any time or in part from time to time, at a redemption price of 100%, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, the New Notes will be mandatorily redeemable in part upon the sale of certain assets that constitute additional credit support.

Certain Covenants

The New Notes Indenture contains covenants that limit the Issuers’ and the Affiliated Guarantors (as defined below) and their respective subsidiaries’ ability to, among other things, (i) incur or guarantee additional indebtedness, (ii) pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments, (iii) make investments, (iv) consummate certain asset sales, (v) engage in certain transactions with affiliates, (vi) grant or assume certain liens and (vii) consolidate, merge or transfer all or substantially all of their assets. These covenants are subject to a number of important limitations and exceptions. In addition, upon the occurrence of specified change of control events, the Issuers must offer to repurchase the New Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date. The New Notes Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all of the then outstanding New Notes to be due and payable immediately.

Collateral

The New Notes are secured by first-priority security interests in the collateral that secures the Issuers’ obligations under the Credit Agreement (as defined below) and the New Notes have been designated as other first lien obligations under the Collateral Agency and Agreement (First Lien), dated as of July 12, 2017 (the “Collateral Agreement”), by and among the Company, the subsidiaries of the Company party thereto and Wilmington Savings Fund Society, FSB, as collateral agent.  Pursuant to the Collateral Agreement, the Issuers and the Guarantors have pledged all of the collateral that secures the borrowings under the Credit Agreement to secure their obligations under the New Notes. The New Notes will also be secured by first-priority security interests in the assets of and a springing lien on the equity interests in the Affiliated Guarantors, as applicable.

Joinder to the First Lien Intercreditor Agreement

On the Issue Date, the New Notes Trustee entered into a joinder agreement (the “Joinder”) to the Pari First Lien Intercreditor Agreement, dated as of July 12, 2017 (the “First Lien Intercreditor Agreement”), by and among Wilmington Savings Fund Society, FSB, as collateral agent for the first-priority secured parties and as authorized representative for the Credit Agreement Secured Parties (as defined therein), Wilmington Trust, National Association, as the initial other authorized representative for the Initial Other First-Priority Secured Parties (as defined therein), as consented to by the Company.

Pursuant to the Joinder, the New Notes Trustee became a party to, and agreed to be bound by, the terms of the First Lien Intercreditor Agreement as an additional authorized representative, as if it had originally been party to the First Lien Intercreditor Agreement in such capacity. The First Lien Intercreditor Agreement governs the relative priorities of the respective security interests in the Issuers’ and the Guarantors’ assets securing (i) the loans and commitments incurred under the First Lien Credit Agreement, dated as of July 12, 2017 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), by and among the Company, Exela Intermediate Holdings LLC, the lending institutions from time to time parties thereto, Wilmington Savings Fund Society, FSB, as the administrative agent, and the other parties thereto and (ii) the New Notes.

Immediately following the closing of the Exchange Offer and related transactions, the New Notes were the only facility outstanding under the Collateral Agreement and the controlling facility under the First Lien Intercreditor Agreement.

2023 Term Loan and 2023 Note Exchanges

On July 11, 2023, the Company and certain third-party lenders agreed to exchange approximately $5 million of 2023 Term Loans, for a combination of cash consideration and New Notes. In addition, approximately $14 million of 2023 Term Loans held by affiliates of the Company and approximately $14 million of 2023 Notes held by an affiliate of the Company were exchanged for New Notes. As previously announced, upon the consummation of the exchange transactions and other related transactions, no 2023 Term Loans or 2023 Notes remain outstanding.

A copy of the New Notes Indenture is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Seventh Supplemental Indenture

On July 11, 2023, the Issuers, U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Old Notes Trustee”), and Wilmington Savings Fund Society, FSB, as collateral agent, entered into a seventh supplemental indenture (the “Seventh Supplemental Indenture”) to the indenture, dated as of December 9, 2021 (as amended and supplemented by the (i) first supplemental indenture, dated as of December 20, 2021, (ii) second supplemental indenture, dated as of February 24, 2022, (iii) third supplemental indenture, dated as of March 17, 2022, (iv) fourth supplemental indenture, dated as of May 11, 2022, (v) fifth supplemental indenture, dated as of August 3, 2022 and (vi) sixth supplemental indenture, dated as of June 7, 2023, the “Old Notes Indenture”), by and among the Issuers, the guarantors party thereto from time to time and the Old Notes Trustee, governing the Old Notes. The Seventh Supplemental Indenture amended the Old Notes Indenture and the Old Notes to effectuate certain proposed amendments with respect to the Old Notes pursuant to the previously announced solicitation of consents (the “Consent Solicitation”), which amendments included eliminating substantially all of the restrictive covenants, eliminating certain events of default, modifying covenants regarding mergers and consolidations and modifying or eliminating certain other provisions, including certain provisions relating to future guarantors and defeasance, contained in the Old Notes Indenture and the Old Notes. In addition, all of the collateral securing the Old Notes was released pursuant to the Seventh Supplemental Indenture.

A copy of the Seventh Supplemental Indenture is included as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of July 11, 2023, by and among Exela Intermediate LLC and Exela Finance Inc., as Issuers, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee.
4.2	Seventh Supplemental Indenture, dated as of July 11, 2023, by and among Exela Intermediate LLC, Exela Finance Inc., U.S. Bank Trust Company, National Association, as trustee, and Wilmington Savings Fund Society, FSB, as collateral agent.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EXELA TECHNOLOGIES, INC.

By:	/s/ Erik Mengwall
Name: Erik Mengwall
Title: Secretary

Date:	July 17, 2023